A-1 #116180454 v2 EXHIBIT A TO RESTRICTED STOCK GRANT NOTICE AWARD AGREEMENT 1. Award of Restricted Stock. Effective as of the Grant Date set forth in the Grant Notice, the Company has granted to Participant the number of Shares set forth in the Grant Notice, subject to the restrictions and on the terms and conditions set forth in the Grant Notice, the Plan and this Agreement. 2. Vesting of Restricted Stock. a. Vesting. Each Share of Restricted Stock is subject to forfeiture until it becomes vested in accordance with the Grant Notice. During the vesting period, the Participant shall have all of the rights of a shareholder with respect to the Restricted Stock, including, without limitation, the right to receive dividends thereon (whether in cash or Shares). b. Service with Affiliates. Solely for purposes of this Agreement, service with the Company will be deemed to include service with an Affiliate of the Company (for only so long as such entity remains an Affiliate of the Company). c. Effect of Termination of Service on the Restricted Stock. Unless otherwise provided in the Grant Notice, if Participant’s service ceases for any reason, the treatment of unvested Shares of Restricted Stock shall be determined in accordance with Section 8(c)(iii) of the Plan. d. Definition of “Change in Control Termination.” A “Change in Control Termination” shall have the meaning ascribed to such term in Participant’s employment agreement, provided that it shall only apply to a termination that occurs on or within the 12 months following a Change in Control. In the event that Participant is not a party to an employment agreement with the Company or its Affiliate, or such agreement does not specifically define “Change in Control Termination,” then, for the purposes of the Grant Notice and this Agreement, such term shall mean that Participant is terminated by the Company without Cause on or within the 12 months following a Change in Control. 3. Certificates. The Shares of Restricted Stock may be certificated in accordance with Section 8(b) of the Plan. 4. Non-Transferability of Restricted Stock. Except as may be permitted by the Committee in accordance with Section 14 of the Plan, unvested Shares of Restricted Stock may not be sold, pledged, assigned, hypothecated, gifted, transferred or disposed of in any manner, either voluntarily or involuntarily, other than by will or by the laws of descent and distribution. 5. Tax Consequences. Participant understands that Participant may elect to timely file an election under Section 83(b) of the Code within thirty days following the grant of the Shares hereunder. Participant acknowledges that the Company has not advised Participant regarding Participant’s tax liability in connection with the Restricted Stock or with respect to an election under Section 83(b) of the Code. Participant acknowledges that Participant has reviewed with Participant’s own tax advisors the tax treatment of the Restricted Stock and is relying solely on those advisors in that regard. 6. No Continuation of Service. Neither the Plan nor this Agreement will confer upon Participant any right to continue in the employment or service of the Company or any of its Affiliates, or limit in any respect the right of the Company or its Affiliates to discharge Participant at any time, for any reason. Exhibit 10.25

7. The Plan. Participant has received a copy of the Plan, has read the Plan and is familiar with its terms, and hereby accepts the Option subject to the terms and provisions of the Plan. Pursuant to the Plan, the Committee is authorized to interpret the Plan and to adopt rules and regulations not inconsistent with the Plan as it deems appropriate. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee with respect to questions arising under the Plan, the Grant Notice or this Agreement. 8. Company Policies. Participant agrees, in consideration for the grant of the Restricted Stock, to be subject to any policies of the Company and its Affiliates regarding clawbacks, securities trading, and hedging or pledging of securities that may be in effect from time to time, or as may otherwise be required by applicable law, regulation or exchange listing standard. 9. Entire Agreement. The Grant Notice and this Agreement, together with the Plan, represent the entire agreement between the parties with respect to the subject matter hereof and supersede any prior agreement, written or otherwise, relating to the subject matter hereof. 10. Amendment. This Agreement may only be amended by a writing signed by each of the parties hereto; provided that the Company may amend this Agreement without Participant’s consent, if the amendment does not materially impair Participant’s rights hereunder. 11. Governing Law. This Agreement will be construed in accordance with the laws and judicial decisions of the State of Maryland, without regard to the application of the principles of conflicts of laws. 12. Headings. The headings in this Agreement are for convenience only. They form no part of the Agreement and will not affect its interpretation. 13. Electronic Delivery of Documents. Participant authorizes the Company to deliver electronically any prospectuses or other documentation related to the Option and any other compensation or benefit plan or arrangement in effect from time to time (including, without limitation, reports, proxy statements or other documents that are required to be delivered to participants in such arrangements pursuant to federal or state laws, rules or regulations). For this purpose, electronic delivery will include, without limitation, delivery by means of e-mail or e-mail notification that such documentation is available on the Company’s Intranet site. Upon written request, the Company will provide to Participant a paper copy of any document also delivered to Participant electronically. The authorization described in this paragraph may be revoked by Participant at any time by written notice to the Company.